Exhibit 99.1

PRESS RELEASE

PIERIS PHARMACEUTICALS’ COLLABORATOR PRESENTS

PROMISING PRECLINICAL DATA ON TETRASPECIFIC INFECTIOUS

DISEASE ANTICALIN PROGRAM AT ASM CONFERENCE

—First-in-Class Multispecific Protein Offers High Differentiation Over Antibodies—

Boston, Massachusetts, September 15, 2015 – Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform, announced today that one of its partners, Sanofi, presented preclinical data on the companies’ multispecifics program at an infectious disease conference. The tetraspecific Anticalin-based protein comprises four distinct Anticalin proteins, each specific for one of four different families of siderophores from Pseudomonas aeruginosa, collectively engaging twenty targets with high affinity and specificity.

The data presented September 10, 2015 at the American Society for Microbiology (ASM) Conference on Pseudomonas in Washington, DC, by Dr. Carsten Corvey, Global Sanofi Project leader, provided an overview of the drug-like properties of this complex protein, as well as promising in vivo activity in a chronic Pseudomonas aeruginosa infection animal model. The data demonstrate that the individual Anticalin polypeptides of the tetraspecific construct specifically bind to their respective targets in the low to sub nM range, achieving the desired efficacy in vitro and in a chronic infection rat model, in addition to exhibiting desired manufacturability and stability criteria.

Dr. Laurent Fraisse, Vice President Infectious Diseases, Sanofi R&D commented, “Anticalins are optimally suited for addressing several targets with a multispecific protein and have shown great promise to address infectious diseases, in particular. We look forward to further advancing this program into IND-enabling studies.”

Pieris President and CEO, Stephen Yoder, commented, “Our tetraspecific Anticalin program with Sanofi is one of the best examples of how our proprietary protein drug class is highly differentiated over antibody approaches. The benefits of engaging multiple targets with a single protein under one IND could be numerous and, in this case, has the potential to address a huge unmet need in patients suffering from Pseudomonas infections.”

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. Anticalin®, Anticalins® are registered trademarks of Pieris. For more information visit www.pieris.com.

About the Pieris-Sanofi infectious disease program:

Under a collaboration and license agreement Pieris has used its proprietary Anticalin® technologies to identify drug candidates against certain targets, with further development and commercialization activities to be conducted by Sanofi. The partnered Pieris-Sanofi infectious disease program is a tetraspecific Anticalin-based protein that engages several bacterial siderophores from Pseudomonas aeruginosa as therapeutic targets. Bacterial infections depend on available iron levels, and bacteria such as Pseudomonas use siderophores for iron scavenging. The siderophores of Pseudomonas encompass three different classes of pyoverdins, each class comprising three different members, and pyochelin, altogether defining ten distinct targets. As the Anticalins in this program bind to these siderophores in an iron-bound and – unbound state, the multispecific Anticalin protein effectively engages twenty targets. Pseudomonas is the most common pathogen isolated from patients who have been hospitalized longer than one week and is a frequent cause of nosocomial infections.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; our liquidity and ability to fund our future operations; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Sr. VP and Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com
or

Media Inquiries:	The Del Mar Consulting Group, Inc.
Gretchen Schweitzer	Robert Prag, President
+49 172 861 8540	+1-858-794-5000
gschweitzer@macbiocom.com	bprag@delmarconsulting.com

##END##